Exhibit 4.2

THE HANOVER INSURANCE GROUP, INC.,

as Issuer

and

U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank

National Association,

as Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of August 21, 2025

to the Indenture dated as of April 8, 2016

5.500% Notes due 2035

i

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of August 21, 2025, between The Hanover Insurance Group, Inc., a Delaware corporation (the “Company”), and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of April 8, 2016 (the “Base Indenture,” and together with this Third Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of Securities to be issued in one or more series as provided in the Base Indenture;

WHEREAS, Section 9.1 of the Base Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Base Indenture, without the consent of any Holders of Securities, to establish the form of any Security, as permitted by Section 2.1 of the Base Indenture, and to provide for the issuance of the Notes (as defined below), as permitted by Section 3.1 of the Base Indenture, and to set forth the terms thereof;

WHEREAS, the Company desires to execute this Third Supplemental Indenture pursuant to Section 2.1 of the Base Indenture to establish the form, and pursuant to Section 3.1 of the Base Indenture to provide for the issuance, of a series of its senior notes designated as its 5.500% Notes due 2035 (the “Notes”), in an initial aggregate principal amount of $500,000,000. The Notes are a series of securities as referred to in Section 3.1 of the Base Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Third Supplemental Indenture;

WHEREAS, all things necessary have been done by the Company to make this Third Supplemental Indenture, when executed and delivered by the Company, a valid supplement to the Indenture; and

WHEREAS, all things necessary have been done by the Company to make the Notes, when executed by the Company and authenticated and delivered in accordance with the provisions of the Indenture, the valid obligations of the Company;

NOW, THEREFORE, in consideration of the premises stated herein and the purchase of the Notes by the Holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows:

ARTICLE 1

APPLICATION OF SUPPLEMENTAL INDENTURE

SECTION 1.01. Application of Third Supplemental Indenture. Notwithstanding any other provision of this Third Supplemental Indenture, all provisions of this Third Supplemental Indenture are expressly and solely for the benefit of the Holders of the Notes and any such provisions shall not be deemed to apply to any other securities issued under the Indenture and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the Notes. Unless otherwise expressly specified, references in this Third Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this Third Supplemental Indenture as they amend or supplement the Base Indenture, and not the Base Indenture or any other document. All Initial Notes and Additional Notes, if any, shall be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase, except for Additional Notes, if any issued with a different CUSIP number.

ARTICLE 2

DEFINITIONS

SECTION 2.01. Certain Terms Defined in the Indenture. For purposes of this Third Supplemental Indenture, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Base Indenture, as amended hereby.

SECTION 2.02. Definitions. For the benefit of the Holders of the Notes, Section 1.1 of the Base Indenture shall be amended by adding the following new definitions:

“Additional Notes” has the meaning specified in Section 3.04(b) hereto.

“Consolidated Assets” mean the Company’s assets and the assets of the Company’s consolidated subsidiaries, to be determined as of the last day of the most recent fiscal quarter ended at least 30 days prior to the date of the determination, for which internal financial statements are available and have been prepared in accordance with generally accepted accounting principles in the United States as in effect on the last day of that fiscal quarter.

“Global Note” has the meaning specified in Section 3.01(c) and is substantially in the form of Exhibit A.

“Initial Notes” has the meaning specified in Section 3.04(b) hereto.

“Lien” means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

“Notes” has the meaning specified in the recitals hereto.

“Optional Redemption” has the meaning specified in Section 3.05(b) hereto.

“Par Call Date” has the meaning specified in Section 3.05(b) hereto.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of the dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Restricted Subsidiary” means (i) any Subsidiary the assets of which, determined as of the last day of the most recent fiscal quarter ended at least 30 days prior to the date of determination, for which internal financial statements are available and have been prepared in accordance with generally accepted accounting principles in the United States as in effect on the last day of that fiscal quarter, exceed 15% of the Consolidated Assets, or (ii) any Subsidiary designated as a Restricted Subsidiary by the board of directors, or similar governing body, of such Subsidiary, effective as of the date of such designation.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

(i) The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

(ii) If on the third Business Day preceding the Redemption Date H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the U.S. Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no U.S. Treasury security maturing on the Par Call Date but there are two or more U.S. Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the U.S. Treasury security with a maturity date preceding the Par Call Date. If there are two or more U.S. Treasury securities maturing on the Par Call Date or two or more U.S. Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more U.S. Treasury securities the U.S. Treasury security that is trading closest to par based upon the average of the bid and asked prices for such U.S. Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable U.S. Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such U.S. Treasury security, and rounded to three decimal places.

ARTICLE 3

FORM AND TERMS OF THE NOTES

SECTION 3.01. Form and Dating.

(a) The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes shall be executed on behalf of the Company by an Officer of the Company and attested by its Secretary or one of its Assistant Secretaries. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes and any beneficial interest in the Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) The terms and notations contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture, and the Company and the Trustee, by their execution and delivery of this Third Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

(c) The Notes shall be issued initially in the form of fully registered Global Securities (the “Global Note”), which shall be deposited on behalf of the purchasers of the Notes represented thereby with The Depository Trust Company, New York, New York (the “Depositary”) and registered in the name of Cede & Co., the Depositary’s nominee, duly executed by the Company, authenticated by the Trustee.

SECTION 3.02. Execution and Authentication. This Section 3.02 shall apply only to the Global Note deposited with or on behalf of the Depositary. The Company shall execute and the Trustee shall, in accordance with this Section 3.02, authenticate and deliver the Global Note that shall be registered in the name of the Depositary or the nominee of the Depositary and shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions.

SECTION 3.03. Paying Agent. The Company initially appoints the Trustee as Paying Agent for the payment of the principal of (and premium, if any) and interest on the Notes and the office of the Trustee at U.S. Bank Trust Company, National Association, One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Services, Reference # Hanover 2020 be and hereby is, designated as the Place of Placement where the Notes may be presented for payment.

SECTION 3.04. Terms of the Notes. The following terms relating to the Notes are hereby established:

(a) Title. The Notes shall constitute a series of Securities having the title “5.500% Notes due 2035”.

(b) Principal Amount. The aggregate principal amount of the Notes that may be initially authenticated and delivered under the Indenture (the “Initial Notes”) shall be $500,000,000 (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.4, 3.5, 3.6, 9.6 or 11.7 of the Base Indenture). The Company may from time to time, without the consent of, or notice to, the Holders of Notes, issue additional Notes (in any such case “Additional Notes”) having the same ranking and the same interest rate, Maturity and other terms as the Initial Notes (other than the public offering price and date of issuance and, under certain circumstances, the date from which interest thereon will begin to accrue), provided, however, that no Additional Notes may be issued unless the Additional Notes are fungible with the Notes for U.S. federal income tax purposes or issued with a different CUSIP number. Any Additional Notes and the Initial Notes shall constitute a single series under the Indenture unless the Additional Notes are issued with a different CUSIP number. All references to the Notes shall include the Initial Notes and any Additional Notes unless the context otherwise requires or the Additional Notes are issued with a different CUSIP number.

(c) Maturity Date. The entire outstanding principal amount of the Notes shall be payable on September 1, 2035.

(d) Interest Rate. The rate at which the Notes shall bear interest shall be 5.500% per annum; the date from which interest shall accrue on the Notes shall be August 21, 2025, or the most recent Interest Payment Date to which interest has been paid or provided for; the Interest Payment Dates for the Notes shall be March 1 and September 1 of each year, beginning March 1, 2026; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid, in immediately available funds, to the Persons in whose names the Note (or predecessor Note) is registered (which shall initially be the Depositary) at the close of business on the Regular Record Date for such interest, which shall be February 15 or August 15, as the case may be, next preceding such Interest Payment Date. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. For so long as the Notes are represented in global form by one or more Global Securities, all payments of principal (and premium, if any) and interest shall be made by wire transfer of immediately available funds to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Notes. In the event that definitive Notes shall have been issued, all payments of principal (and premium, if any) and interest shall be made at the office of the Paying Agent at One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Services, Reference # Hanover 2020; provided, that the Company may at its option pay interest (i) by check to the registered address of each Holder of a definitive Note or (ii) by wire transfer of immediately available funds to the account of any registered Holder thereof, in each of cases (i) and (ii), if such Holder so requests in writing to the Trustee at least 15 days prior to the relevant Interest Payment Date.

(e) Sinking Fund. The Notes are not subject to any sinking fund.

SECTION 3.05. Optional Redemption.

(a) The provisions of Article 11 of the Base Indenture, as supplemented by the provisions of this Third Supplemental Indenture, shall apply to the Notes.

(b) Prior to June 1, 2035 (three months prior to the Maturity Date) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time (an “Optional Redemption”), at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i) (1) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (2) interest accrued to, but excluding, the date of redemption, and

(ii) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(c) On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(d) The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

(e) Notice of any redemption will be mailed or electronically delivered (or, if the Notes are represented by one or more Global Securities, transmitted in accordance with the Depositary’s standard procedures therefor) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. Notwithstanding Article 11 of the Base Indenture, the notice of redemption with respect to any redemption pursuant to Section 3.05(b) need not set forth the Redemption Price but only the manner of calculation thereof as described above.

(f) The Company shall notify the Trustee of the Redemption Price with respect to any Optional Redemption promptly after the calculation thereof and the Trustee may rely upon the Redemption Price contained in any such notice. The Trustee shall not be responsible for, or be liable in connection with, the calculation of such Redemption Price (or any component thereof) or for determining whether manifest error has occurred.

(g) If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions of the Notes to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption Notes and portions of Notes in amounts of $1,000 and integral multiples of $1,000 in excess thereof (provided that the unredeemed portion of any Note to be redeemed in part will not be less than $2,000) and shall thereafter promptly notify the Company in writing of the numbers of Notes to be redeemed, in whole or in part; provided that if the Notes are represented by one or more Global Securities, interests in such Global Securities shall be selected for redemption by the Depositary in accordance with its standard procedures therefor.

(h) Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.

SECTION 3.06. Certain Interest Payments.

(a) Installments of interest that are due and payable on Notes to be repurchased or redeemed on a Redemption Date between a Regular Record Date and an Interest Payment Date shall be payable on the Redemption Date to the registered Holders as of the close of business on the relevant Regular Record Date according to the Notes and the Indenture.

ARTICLE 4

CERTAIN COVENANTS

The following covenants shall be applicable to the Company for so long as any of the Notes are Outstanding. Nothing in this Article will, however, affect the Company’s rights or obligations under any other provision of the Base Indenture or this Third Supplemental Indenture.

SECTION 4.01. Restrictions on Issuance or Disposition of Stock of Restricted Subsidiaries.

(a) The Company will not, nor will it permit any Restricted Subsidiary to, issue, sell or otherwise dispose of any shares of Capital Stock (other than non-voting Preferred Stock) of any Restricted Subsidiary, except for:

(i) directors’ qualifying shares;

(ii) sales or other dispositions to the Company or to one or more Subsidiaries that are Restricted Subsidiaries or that will become Restricted Subsidiaries immediately after the sale or disposition;

(iii) the disposition of all or any part of the Capital Stock of any Restricted Subsidiary for consideration which is at least equal to the fair value of such Capital Stock as determined by the Company’s or such Restricted Subsidiary’s board of directors, as the case may be (acting in good faith), in any case in accordance with the laws of the jurisdiction of formation of such Person; provided, however, that any such Capital Stock issued, sold, granted, transferred or otherwise disposed of to any employee, officer, director, agent or consultant pursuant to any agreement, plan or arrangement approved by the board of directors of the Company or such Restricted Subsidiary, as appropriate, shall be deemed to be issued, sold or otherwise disposed of at fair value; or

(iv) any issuance, sale, assignment, transfer or other disposition made in compliance with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of the Company or any Restricted Subsidiary.

SECTION 4.02. Limitations on Liens.

(a) Except as provided below, neither the Company nor any Restricted Subsidiary may incur, issue, assume or guarantee any Indebtedness secured by a Lien on (A) any shares of Capital Stock issued by a Restricted Subsidiary and held directly or indirectly by the Company or another Restricted Subsidiary or (B) any Indebtedness of a Restricted Subsidiary owing to and held directly or indirectly by the Company or another Restricted Subsidiary, without effectively providing that the Notes (together with, if the Company shall so determine, any other Indebtedness which is not subordinated to the Notes) shall be secured equally and ratably with (or prior to) such Indebtedness, so long as such Indebtedness shall be so secured; provided, however, that this covenant shall not apply to Indebtedness secured by:

(i) Liens in favor of, or required by, governmental authorities, including insurance regulatory authorities;

(ii) Liens existing on the date of this Third Supplemental Indenture;

(iii) Liens on any shares of Capital Stock or Indebtedness of any corporation (including any Subsidiary) (a) existing at the time such corporation becomes a Restricted Subsidiary or merges into or consolidates with the Company or a Restricted Subsidiary and (b) not incurred in contemplation thereof;

(iv) Liens in favor of the Company or any Restricted Subsidiary;

(v) Liens, pledges or deposits to secure statutory obligations, including Liens and deposits required or provided for under state insurance laws and similar regulatory statutes;

(vi) materialmen’s, mechanic’s, carrier’s, workmen’s, repairmen’s, or other like Liens, and pledges and deposits made in the ordinary course of business to obtain the release thereof; and

(vii) any extension, renewal or replacement as a whole or in part, of any Lien referred to in the foregoing clauses (i) to (vi) inclusive; provided, however, that (a) such extension, renewal or replacement Lien shall be limited to all or a part of the same shares of Capital Stock or the same Indebtedness that secured the Lien extended, renewed or replaced and (b) the Indebtedness secured by such Lien at such time is not so increased.

Any Lien that is granted to secure the Notes pursuant to this covenant shall be deemed automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described above that triggered the obligation to secure the Notes.

ARTICLE 5

MISCELLANEOUS

SECTION 5.01. Trust Indenture Act Controls. If any provision of this Third Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Third Supplemental Indenture by the TIA, the required provision shall control. If any provision of this Third Supplemental Indenture modifies or excludes any provision of the TIA which may be so modified or excluded, the latter provision shall be deemed to apply to this Third Supplemental Indenture as so modified or to be excluded, as the case may be.

SECTION 5.02. New York Law to Govern. The Third Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 5.03. Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The parties hereto agree that the electronic signature of a party to this Third Supplemental Indenture shall be as valid as an original signature of such party and shall be effective to bind such party to this Third Supplemental Indenture. The words “execution,” “signed,” “signature,” and words of like import in this Third Supplemental Indenture or in any other certificate, agreement or document related to this Third Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limiting the foregoing, the parties hereto agree that any electronically signed document (including this Third Supplemental Indenture) shall be deemed (i) to be “written” or “in writing”, (ii) to have been signed, and (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files. Such paper copies or “printouts”, if introduced as evidence in any judicial, arbitral, mediation or administrative proceeding, will be admissible as between the parties hereto to the same extent and under the same conditions as other original business records created and maintained in documentary form. Neither party hereto shall contest the admissibility of true and accurate copies of electronically signed documents on the basis of the best evidence rule or as not satisfying the business records exception to the hearsay rule. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 5.04. Severability. If any provision of this Third Supplemental Indenture or the Notes shall be held to be illegal or unenforceable under applicable law, then the remaining provisions hereof shall be construed as though such invalid, illegal or unenforceable provision were not contained therein.

SECTION 5.05. Ratification. The Base Indenture, as supplemented and amended by this Third Supplemental Indenture, is in all respects ratified and confirmed. The Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Third Supplemental Indenture supersede any conflicting provisions included in the Base Indenture unless not permitted by law. The Trustee accepts the trusts created by the Indenture, and agrees to perform the same upon the terms and conditions of the Indenture.

SECTION 5.06. Effectiveness. The provisions of this Third Supplemental Indenture shall become effective as of the date hereof.

SECTION 5.07. Trustee Makes No Representation. The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act under this Third Supplemental Indenture.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

THE HANOVER INSURANCE GROUP, INC.

By:	/s/ Jeffrey M. Farber
Name: Jeffrey M. Farber
Title: Executive Vice President and Chief Financial Officer

Attest:

By:	/s/ Dennis F. Kerrigan
Name: Dennis F. Kerrigan
Title: Executive Vice President, Chief Legal Officer and Assistant Secretary

[Signature Page to Hanover - Third Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as successor in interest to U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Ivy L. Wegener
Name: Ivy L. Wegener
Title: Vice President

[Signature Page to Hanover - Third Supplemental Indenture]

EXHIBIT A

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR ITS NOMINEE ONLY IN LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HANOVER INSURANCE GROUP, INC.

5.500% Note due 2035

No. 1	Principal Amount
CUSIP No. 410867 AH8	$500,000,000

The Hanover Insurance Group, Inc., a Delaware corporation (hereinafter called the “Company”, which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Five Hundred Million U.S. Dollars (U.S. $500,000,000) on September 1, 2035 and to pay interest thereon from August 21, 2025 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 1 and September 1 in each year (each an “Interest Payment Date”), beginning March 1, 2026 at the rate of 5.500% per annum, until the principal hereof is paid or duly made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and the interest on this Note shall be made at the designated office of the Trustee (as defined below) at U.S. Bank Trust Company, National Association, One Federal Street, 3rd Floor, Boston Massachusetts 02110, Attention: Corporate Trust Services, Reference # Hanover 2020 in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, for so long as the Notes are represented in global form by one or more Global Securities, all payments of principal (and premium, if any) and interest shall be made by wire transfer of immediately available funds to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Notes. In the event that definitive Notes shall have been issued, all payments of principal (and premium, if any) and interest shall be made at the office of the Paying Agent at One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Services, Reference # Hanover 2020; provided, that the Company may at its option pay interest (i) by check to the registered address of each Holder of a definitive Note or (ii) by wire transfer of immediately available funds to the account of any registered Holder thereof, in each of cases (i) and (ii), if such Holder so requests in writing to the Trustee at least 15 days prior to the relevant Interest Payment Date.

This Note is one of the duly authorized series of Securities of the Company, designated as the Company’s “5.500% Notes due 2035”, initially limited to an aggregate principal amount of $500,000,000, all issued or to be issued under and pursuant to an Indenture (the “Base Indenture”), dated as of April 8, 2016, between the Company and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as Trustee (hereinafter referred to as the “Trustee”), as supplemented by the Third Supplemental Indenture thereto, dated as of August 21, 2025 (the “Third Supplemental Indenture”, and together with the Base Indenture, the “Indenture”). Reference is hereby made to the Indenture for a description of the respective rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.

Prior to June 1, 2035 (three months prior to the Maturity Date) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time (an “Optional Redemption”), at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i) (1) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (2) interest accrued to, but excluding, the date of redemption, and

(ii) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

(i)

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

(ii)

If on the third Business Day preceding the Redemption Date H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the U.S. Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no U.S. Treasury security maturing on the Par Call Date but there are two or more U.S. Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the U.S. Treasury security with a maturity date preceding the Par Call Date. If there are two or more U.S. Treasury securities maturing on the Par Call Date or two or more U.S. Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more U.S. Treasury securities the U.S. Treasury security that is trading closest to par based upon the average of the bid and asked prices for such U.S. Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable U.S. Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such U.S. Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

The Company shall notify the Trustee of the Redemption Price with respect to any Optional Redemption promptly after the calculation thereof and the Trustee may rely upon the Redemption Price contained in any such notice. The Trustee shall not be responsible for, or be liable in connection with, the calculation of such Redemption Price (or any component thereof) or for determining whether manifest error has occurred.

If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions of Notes to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption Notes and portions of Notes in amounts of $1,000 and integral multiples of $1,000 in excess thereof (provided that the unredeemed portion of any Note to be redeemed in part will not be less than $2,000) and shall thereafter promptly notify the Company in writing of the numbers of Notes to be redeemed, in whole or in part; provided that if the Notes are represented by one or more Global Securities, interests in such Global Securities shall be selected for redemption by the Depositary in accordance with its standard procedures therefor.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.

The Notes are not subject to any sinking fund.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the right of the Holder of this Note, which is absolute and unconditional, to receive payment of the principal of and, subject to certain qualifications in the Indenture, interest on this Note at the times herein and in the Indenture prescribed and to institute suit for the enforcement of any such payment unless the Holder of this Note shall have consented to the impairment of such right.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of any authorized denominations and of a like aggregate principal amount and tenor, shall be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Subject to certain limitations therein set forth in the Indenture and in this Note, the Notes are exchangeable for a like aggregate principal amount of Notes of this series in different authorized denominations, as requested by the Holders surrendering the same.

No service charge shall be made for any such registration of transfer or for exchange of this Note, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of a Note, other than in certain cases provided in the Indenture.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Notes (subject to certain exceptions) or (ii) the Company may be released from its obligations under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes of this series, and satisfies certain other conditions, all as more fully provided in the Indenture.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual or electronic signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: August 21, 2025

THE HANOVER INSURANCE GROUP, INC.

Attest:		By:
	Name: Dennis F. Kerrigan		Name: Jeffrey M. Farber
	Title: Executive Vice President, Chief Legal Officer and Assistant Secretary		Title: Executive Vice President and Chief Financial Officer

5.500% Note due 2035

Signature Page

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: August 21, 2025

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as successor in interest to U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name: Ivy L. Wegener
Title: Vice President

5.500% Note due 2035

Signature Page

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT - .. . .Custodian.. (Cust) (Minor) Under Uniform Gifts to
TEN ENT	-	as tenants by the entireties	Minor Act
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common	(State)

Additional abbreviations may also be used though not in the above list.

______________________

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________________________________________________________________________

(Please insert Assignee’s legal name)

_______________________________________________________________________________________________________________

(Please insert Social Security or other identifying number of Assignee)

_______________________________________________________________________________________________________________

_______________________________________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of Assignee) the within Note of THE HANOVER INSURANCE GROUP, INC. and does hereby irrevocably constitute and appoint _____________________________________________attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:___________________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

[NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.]